UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2009

HELIX BIOMEDIX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	033-20897-D	91-2099117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22118 20th Avenue SE, Suite 204

Bothell, Washington 98021

(425) 402-8400

(Address and telephone number of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 18, 2009, Helix BioMedix, Inc. (the “Company”) entered into an Amendment to DermaVentures, LLC Operating Agreement, Management Agreement and License Agreement (the “Amendment”) with DermaVentures, LLC, an Illinois limited liability company(“DermaVentures”), and RMS Group, LLC, an Illinois limited liability company. Pursuant to the Amendment, the parties agreed that (i) the Company shall relinquish its ownership interest in DermaVentures and withdraw as a party to the Operating Agreement of DermaVentures, LLC dated as of January 31, 2007, provided that the Company will continue to be entitled to receive its management fee in the aggregate amount of $400,000, together with tax distributions with respect thereto, in exchange for which the Company shall be entitled to receive 10% of the gross proceeds of any sale of DermaVentures or its assets in a bona fide arms’ length transaction, subject to certain adjustments, and, in the event that DermaVentures sells or licenses its product line(s) in a bona fide arms’ length transaction, the Company shall be entitled to receive 10-25% of the gross proceeds thereof as mutually agreed upon by the Company and DermaVentures in good faith, subject to certain adjustments; (ii) the Management Services Agreement dated effective as of April 18, 2007 shall be mutually terminated as of September 21, 2009, and the Company shall thereafter have no further management or administrative responsibilities or obligations related to DermaVentures or its business or with respect to any expenses associated therewith, provided that the Company shall continue to be entitled to receive its management fee in the aggregate amount of $400,000, together with tax distributions with respect thereto; and (iii) the License Agreement dated effective as of April 18, 2007 (the “License Agreement”) shall be amended such that (a) until the earlier of the expiration of DermaVentures’ existing inventory of the Company’s HB64 peptide and September 30, 2009, the Company shall be entitled to receive royalty payments equal to 10% of DermaVentures’ gross revenues, subject to certain adjustments, and thereafter DermaVentures may purchase additional quantities of HB64 from the Company at market prices, terms and conditions; (b) through September 30, 2009, DermaVentures can require that the Company purchase DermaVentures’ remaining inventory of HB64 at a price of $30,000/kg, provided that such inventory has remained in the Company’s control; and (c) the License Agreement shall be mutually terminated as of September 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX BIOMEDIX, INC.

Dated: September 21, 2009	By:	/s/ R. Stephen Beatty
R. Stephen Beatty
President and Chief Executive Officer